EXHIBIT 99.A
News
For Immediate Release

El Paso Corporation CEO to Present at Howard Weil Energy Conference

HOUSTON, TEXAS, March 29, 2004 - El Paso Corporation (NYSE:EP) announced today that Doug Foshee, El Paso's president and chief
executive   officer,   will   present   at  the   Howard   Weil  Energy
Conference in New Orleans this afternoon. His presentation is available at www.elpaso.com in the Investors section.

The presentation provides an update on the company's progress on its long-range plan, which was announced on December 15, 2003. Key points of progress include:
- The company has made significant progress towards its goal of selling $3.3 billion to $3.9 billion of assets by year-end 2005. To date the company has closed or announced $2.9 billion of asset sales and has contracted for every significant asset contemplated in its plan.
- These developments have put El Paso ahead of schedule in its goal to reduce debt, net of cash, to approximately $15 billion by the end of 2005. Based on the asset sale progress to date, the company expects to achieve the low end of the targeted $17 billion to $18 billion net debt range for year-end 2004.
- Last week El Paso completed the creation of a fit-for-purpose organization that resulted in a 40-percent reduction in corporate officers and pushed processes and cost accountability into its business units. This is an important step towards achieving $150 million of annual cost savings by the end of 2005.
- Foshee will review the pipeline group's solid inventory of expansion opportunities. The macro environment for natural gas in North America appears favorable for continued infrastructure development opportunities.
- First quarter 2004 oil and natural gas production is estimated to average approximately 940 to 950 million cubic feet equivalent per day (MMcfe/D), which includes approximately 55 MMcfe/D from Canadian properties that were recently sold. El Paso reiterated its annual average 2004 production target of 850 to 950 MMcfe/D.

El Paso Corporation's purpose is to provide natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
------------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the timing of the completion of the internal review of the reserve revisions, and the extent and time periods involved in any potential restatement of prior years' financial results; potential impact of any restatement of financial results on our access to capital (including borrowings under credit arrangements); changes in reserves estimates based upon internal and third party reserve analyses; the uncertainties associated with the outcome of governmental investigations; the outcome of litigation including shareholder derivative and class actions related to the reserve revision and potential restatement; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.



Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341